UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement.

Crestmark Sale-Leaseback Transaction

On February 11, 2020, a wholly owned subsidiary of FuelCell Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) and an Equipment Lease Agreement (the “Lease”) with Crestmark Equipment Finance, a division of MetaBank (“Crestmark”). Under these agreements, the subsidiary, Central CA Fuel Cell 2, LLC (“CCFC2”), sold the 2.8 MW fuel cell power plant (the “Plant”) located at the Tulare wastewater treatment plant in Tulare, California to Crestmark and then leased the Plant back from Crestmark through this sale-leaseback transaction. The Plant was designed, manufactured and installed by the Company, and commercial operations began on December 27, 2019. In operating the Plant, CCFC2 purchases biogas from the City of Tulare and will sell the power produced by the Plant to Southern California Edison under a twenty year Power Purchase Agreement under the California Bioenergy Market Adjusting Tariff, which was separately entered into on April 20, 2018 (the “PPA”). The PPA provides the Company with predictable long-term revenue and cash flow.

Under the terms of the Purchase Agreement, Crestmark paid CCFC2 an aggregate purchase price of $14.4 million. A portion of these proceeds were used by CCFC2 to make a down payment and an initial rental payment under the Lease totaling $2.9 million to Crestmark, and to pay taxes and transaction costs totaling approximately $1.0 million, resulting in net proceeds to CCFC2 of approximately $10.5 million. Approximately $4.0 million of the net proceeds will be used by the Company to fund certain reserves, dividends and other payments, while the remaining $6.5 million of the net proceeds has been deposited into the Project Proceeds Account under the October 31, 2019 Credit Agreement among the Company, certain of its subsidiaries as guarantors, Orion Energy Partners Investment Agent, LLC and certain of its affiliated lenders, all as discussed under “Third Amendment to Orion Credit Agreement” below.

The Lease has an initial term of ten years but may be extended at the option of CCFC2. An initial rental down payment and one month’s rent totaling $2.9 million was paid using the proceeds from the sale of the Plant. Rental payments are due on a monthly basis in the amount of $71,530. Lease payments are expected to be funded with proceeds from the sale of power under the PPA. Following the sale-leaseback transaction, the remaining rental payments due over the term of the Lease total approximately $8.5 million.

CCFC2 and Crestmark entered into an Assignment Agreement on February 11, 2020 (the “Assignment Agreement”) and FuelCell Energy Finance, LLC (the direct parent of CCFC2) and Crestmark entered into a Pledge Agreement on February 11, 2020 (the “Pledge Agreement”) pursuant to which collateral was provided to Crestmark to secure CCFC2’s obligations under the Lease.  Specifically, CCFC2 and FuelCell Energy Finance, LLC have granted Crestmark a security interest in (i) certain agreements relating to the sale-leaseback transaction, (ii) the revenues CCFC2 receives with respect to the Plant, (iii) two fuel cell modules to be maintained by CCFC2 as replacement modules for the Plant, and (iv) FuelCell Energy Finance, LLC’s equity interest in CCFC2.  CCFC2 and the Company also entered into a Technology License and Access Agreement with Crestmark on February 11, 2020, which provides Crestmark with certain intellectual property license rights to have access to the Company’s proprietary fuel cell technology, but only for the purpose of maintaining and servicing the project in certain circumstances where the Company is not satisfying its obligations under its service agreement with regard to the maintenance and servicing of the Plant.

Pursuant to the Lease, CCFC2 has an obligation to indemnify Crestmark for the amount of any actual reduction in the U.S. Investment Tax Credit anticipated to be realized by Crestmark in connection with the foregoing sale-leaseback transaction. Such obligations would arise as a result of reductions to the value of the underlying fuel cell project as assessed by the U.S. Internal Revenue Service (“IRS”). The Company does not believe that any such obligation is likely based on the facts known as of February 11, 2020. The maximum potential future payments that CCFC2 could have to make under these obligations would depend on the difference between the fair values of the fuel cell projects sold or financed and the values the IRS would determine as the fair value for the systems for purposes of claiming the Investment Tax Credit. The value of the Investment Tax Credit in the sale-leaseback agreements is based on guidelines provided by the statutory regulations from the IRS. The Company and Crestmark used fair values determined with the assistance of an independent third-party appraisal.

The Purchase Agreement and the Lease contain customary representations and warranties, affirmative and negative covenants, and customary events of default that entitle Crestmark to cause CCFC2’s indebtedness under the Lease to become immediately due and payable.

Pursuant to a Guaranty Agreement executed on February 11, 2020 by the Company for the benefit of Crestmark (the “Guaranty”), the Company has guaranteed the payment and performance of CCFC2’s obligations under the Lease.

The foregoing summary of the terms of the Purchase Agreement, the Lease, the Assignment Agreement, the Pledge Agreement, the Guaranty and the Technology License and Access Agreement is qualified in its entirety by reference to (i) the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, (ii) the full text of the Lease, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference, (iii) the full text of the Assignment Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference, (iv) the full text of the Pledge Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference, (v) the full text of the Guaranty, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference, and (vi) the full text of the Technology License and Access Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Third Amendment to Orion Credit Agreement

On October 31, 2019, the Company and certain of its subsidiaries as guarantors entered into a Credit Agreement (as amended from time to time, the “Orion Credit Agreement”) with Orion Energy Partners Investment Agent, LLC, as Administrative Agent and Collateral Agent (the “Agent”), and its affiliates, Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., and Orion Energy Credit Opportunities Fund II PV, L.P., as lenders, for a $200.0 million senior secured credit facility (the “Orion Facility”), structured as a delayed draw term loan, to be provided by the lenders, subject to certain lender approvals.  In conjunction with the closing of the Orion Facility, on October 31, 2019, the Company drew down $14.5 million.  On November 22, 2019, a second draw (the “Second Funding”) of $65.5 million, funded by Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., and Orion Energy Credit Opportunities FuelCell Co-Invest, L.P. (collectively, the “Lenders”), was made.  In conjunction with the Second Funding, the Company, the Agent, and the other loan parties entered into the First Amendment to the Orion Credit Agreement, which required the Company to establish a $5.0 million debt reserve.

In addition, on January 20, 2020, in order to obtain the Lenders’ consent to the January 20, 2020 letter agreement among the Company, FCE FuelCell Energy Ltd. (“FCE Ltd.”) and Enbridge Inc., pursuant to which such parties agreed to amend the articles of FCE Ltd. (the “Articles”) relating to and setting forth the terms of the Class A Cumulative Redeemable Exchangeable Preferred Shares issued by FCE Ltd. (the “Series 1 Preferred Shares”) to: (i) remove the provisions of the Articles permitting or requiring the issuance of shares of the Company’s common stock in exchange for the Series 1 Preferred Shares or as payment of amounts due to the holders of the Series 1 Preferred Shares, (ii) remove certain provisions of the Articles relating to the redemption of the Series 1 Preferred Shares, (iii) increase the annual dividend rate, commencing on January 1, 2020, to 15%, (iv) extend the final payment date for all accrued and unpaid dividends and all return of capital payments (i.e., payments of the principal redemption price) from December 31, 2020 to December 31, 2021, (v) clarify when divided and return of capital payments are to be made in the future and extend the quarterly dividend and return of capital payments through December 31, 2021 (which were previously to be paid each quarter through December 31, 2020), and (vi) remove certain terms and provisions of the Articles that are no longer applicable, the Company, the Agent, the Lenders, and the other loan parties entered into the Second Amendment to the Orion Credit Agreement (the “Second Orion Amendment”), which adds a new affirmative covenant to the Orion Credit Agreement that obligates the Company to, and to cause FCE Ltd. to, on or prior to November 1, 2021, either (i) pay and satisfy in full all of their respective obligations in respect of, and fully redeem and cancel, all of the Series 1 Preferred Shares of FCE Ltd., or (ii) deposit in a newly created account of FCE Ltd. or the Company cash in an amount sufficient to pay and satisfy in full all of their respective obligations in respect of, and to effect a redemption and cancellation in full of, all of the Series 1 Preferred Shares of FCE Ltd. The Second Orion Amendment also provides that the Articles setting forth the modified terms of the Series 1 Preferred Shares will be considered a “Material Agreement” under the Orion Credit Agreement. Under the Second Orion Amendment, a failure to satisfy this new affirmative covenant or to otherwise comply with the terms of the Series 1 Preferred Shares will constitute an event of default under the Orion Credit Agreement, which could result in the acceleration of any amounts outstanding under the Orion Credit Agreement.

In order to obtain the Lenders’ consent to the Crestmark sale-leaseback transaction described above and to the use of certain proceeds from the Crestmark sale-leaseback transaction (the “Crestmark Proceeds”) as described below, the Company, the Agent, the Lenders and the other loan parties entered into the Third Amendment to the Orion Credit Agreement (the “Third Orion Amendment”) dated February 11, 2020, and a Consent and Waiver dated February 11, 2020 (the “Consent and Waiver”).  Pursuant to the Third Orion Amendment,  TRS Fuel Cell, LLC was added as an Additional Covered Project Company (as defined in the Orion Credit Agreement), requiring the Company to pledge all of the assets of TRS Fuel Cell, LLC under the Orion Credit Agreement.  In addition, pursuant to the Orion Credit Agreement (as modified by the Third Orion Amendment), all of the proceeds received by the Company from the Crestmark sale-leaseback transaction described above, after the payment of transaction costs, were deposited in the Company’s Project Proceeds Account, which account is restricted, with withdrawals permitted only with consent of the Agent for use to (i) prepay the loans under the Orion Credit Agreement or (ii) fund (x) construction costs, inventory or other capital expenditures for an Additional Covered Project (as defined in the Orion Credit Agreement) whose contracted cash flows (as determined in the Lenders’ sole discretion) meet or exceed a coverage ratio acceptable to the Lenders, and (y) inventory, working capital and other costs required in connection with the performance of purchase orders, service agreements and other binding customer agreements (as determined in the Lenders’ sole discretion); provided, however, that, pursuant to the Third Orion Amendment, certain portions of the funds deposited in the Project Proceeds Account are permitted to and will be used as follows: (a) $1.1 million of the Crestmark Proceeds to be transferred to the Module Reserve Account (as defined in the Orion Credit Agreement) to fund module replacement costs for Covered Projects (as defined in the Orion Credit Agreement); (b) $75,000 of the Crestmark Proceeds to be transferred to the Debt Reserve Account; (c) $1.7 million of the Crestmark Proceeds to be used to fund the quarterly cash interest due to the Lenders under the Orion Credit

Agreement; and (d) $1.1 million of the Crestmark Proceeds to be used to fund the aggregate amount of the dividends on the Company’s 5% Series B Cumulative Convertible Perpetual Preferred Stock and the Series 1 Preferred Shares of FCE Ltd. required to be paid in the second quarter of fiscal 2020. The remaining approximately $6.5 million of Crestmark Proceeds will remain as restricted cash in the Project Proceeds Account and the Company expects to request the Lenders’ consent to draw down all or a portion of such amount for future projects as permitted under the Orion Credit Agreement.   Pursuant to the Consent and Wavier, subject to the terms and conditions described above in the Third Orion Amendment, the Lenders consented to the release of liens on those assets that were the subject of the Crestmark sale-leaseback transaction and to the Company’s entering into the Guaranty.

The foregoing summary of the terms of the Third Orion Amendment and the Consent and Waiver is qualified in its entirety by reference to the full text of the Third Orion Amendment, a copy of which is attached as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference, and the full text of the Consent and Waiver, a copy of which is attached as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K regarding the Crestmark transaction is incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure.

On February 13, 2020, the Company issued a press release announcing the Crestmark sale-leaseback transaction.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being filed or furnished (as applicable) herewith:

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated February 11, 2020, by and between Central CA Fuel Cell 2, LLC and Crestmark Equipment Finance.

10.2	Equipment Lease Agreement, dated February 11, 2020, by and between Central CA Fuel Cell 2, LLC and Crestmark Equipment Finance.

10.3	Assignment Agreement, dated February 11, 2020, by a Central CA Fuel Cell 2, LLC in favor of Crestmark Equipment Finance.

10.4	Pledge Agreement, dated February 11, 2020, by and between FuelCell Energy Finance, LLC and Crestmark Equipment Finance.

10.5	Guaranty Agreement, dated February 11, 2020, by FuelCell Energy, Inc. in favor of Crestmark Equipment Finance.

10.6

Technology License and Access Agreement for Tulare Biomat Fuel Cell Power Plant, dated February 11, 2020, by and among Crestmark Equipment Finance, Central CA Fuel Cell 2, LLC and FuelCell Energy, Inc.

10.7

Third Amendment to Credit Agreement, dated as of February 11, 2020, by and among FuelCell Energy, Inc., each of the Guarantors party to the Credit Agreement, each of the lenders party to the Credit Agreement and Orion Energy Partners Investment Agent, LLC.

10.8

Consent and Waiver, dated as of February 11, 2020, by and among FuelCell Energy, Inc., each of the Guarantors party to the Credit Agreement, each of the lenders party to the Credit Agreement and Orion Energy Partners Investment Agent, LLC.

99.1	Press Release issued by FuelCell Energy, Inc. on February 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: February 13, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer